[Merrill Lynch Letterhead]


Mr. George Fischer
Controller
Sel-Leb Marketing, Inc.
485 River street
Paterson, NJ 07524

RE: WORKING CAPITAL MANAGEMENT ACCOUNT ("WCMA") NO. 885-07E38

Dear Mr. Fischer,

This letter is to confirm the extension through May 15, 2001 of the WCMA Line of Credit Account and the temporary increase on that Line of Credit.

Please let me know if you have any questions.

Sincerely,


/s/ Kimberly D. Lee

Kimberly D. Lee
Assistant Vice President